UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Armada Acquisition Corp. I

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARMADA ACQUISITION CORP. I

1760 Market Street, Suite 602

Philadelphia, PA 19103

PROXY STATEMENT SUPPLEMENT

February 14, 2024

To the Stockholders of Armada Acquisition Corp. I.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Armada Acquisition Corp. I (the “Company”), dated January 12, 2024 (the “Proxy Statement”), was sent to stockholders in connection with the Company’s special meeting of stockholders initially scheduled for 11:00 a.m., Eastern Time, on February 13, 2024, and postponed to 11:00 a.m., Eastern Time, on February 15, 2024, virtually, at https://www.cstproxy.com/armadaacqi/2024 (the “Stockholder Meeting”).

At the Stockholder Meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend the Company’s second amended and restated certificate of incorporation to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Charter Extension”) from February 17, 2024 (the “Original Termination Date”) to March 17, 2024 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to five times by an additional one month each time after the Charter Extension Date, by resolution of Armada’s board of directors if requested by Armada Sponsor LLC, and upon five days advance notice prior to the applicable Termination Date, until August 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”).

The Company has filed this Supplement with the Securities and Exchange Commission to advise stockholders that Company is increasing the proposed deposit into the Trust Account if the Extension Amendment Proposal is approved from the lesser of $47,266.98 or $0.02 for each then-outstanding public share to the lesser of $82,717.22 or $0.035 for each then-outstanding public share. The corresponding disclosure in the Proxy Statement in the “Letter to Stockholders”, “Notice of Special Meeting of Stockholders” and pages 6, 11, 16-17 and 22-23 should amended as follows:

“If the Extension Amendment Proposal is approved and the Charter Extension becomes effective, within three business days of February 17, 2024, the Sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”) shall make a deposit into the Trust Account (as defined below) of the lesser of (i) $82,717.22 or (ii) $0.035 for each then-outstanding Public Share, in exchange for a non-interest bearing, unsecured promissory note issued by Armada to the Lender. In addition, if the Extension Amendment Proposal is approved and the Charter Extension becomes effective, in the event that Armada has not consummated a Business Combination by March 17, 2024, without approval of Armada’s stockholders, Armada may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, extend the Termination Date up to five times, each by one additional month (for a total of up to six additional months to complete a Business Combination), provided that the Lender will deposit into the Trust Account for each such monthly extension, the lesser of (i) $82,717.22 or (ii) $0.035 for each then-outstanding Public Share for an aggregate deposit of the lesser of (x) $413,586.10 or (y) $0.175 for each then-outstanding Public Share (if all five additional monthly extensions are exercised), in exchange for a non-interest bearing, unsecured promissory note issued by Armada to the Lender. If Armada completes a Business Combination, it will, at the option of the Lender, repay the amounts loaned under the promissory note or convert a portion or all of the amounts loaned under such promissory note into shares of Common Stock, which shares will be identical to the shares of Armada issued in a private placement that occurred simultaneously with the consummation of Armada’s initial public offering. If Armada does not complete a Business Combination by the applicable Termination Date, such promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.”

VOTING MATTERS

Only holders of record of the Company’s Common Stock at the close of business on January 8, 2024, which is the record date for the Stockholder Meeting, are entitled to notice of the Stockholder Meeting and to vote and have their votes counted at the Stockholder Meeting and any adjournments or postponements of the Stockholder Meeting. As of the close of business on January 8, 2024, there were 8,072,849 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the Stockholder Meeting.

All holders of shares of public shares, regardless of whether they vote for or against the Extension Amendment Proposal or do not vote at all, may elect to convert their shares of common stock into their pro rata portion of the amounts then held in the Trust Account if the Extension Amendment Proposal is implemented. To exercise your redemption rights, you must demand in writing that your shares of common stock are redeemed for a pro rata portion of the funds held in the Trust Account and tender your shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at least two business days prior to the initially scheduled date of the Stockholder Meeting. In order to exercise your redemption right, you need to identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand. You may tender your shares of common stock by either delivering your share certificate to the transfer agent or by delivering your shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. If you hold the shares of common stock in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares of common stock from your account in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension Amendment Proposal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement. If you have questions about the Extension Amendment Proposal or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Armada Acquisition Corp. I

1760 Market Street, Suite 602

Philadelphia, PA 19103

Email: sherbert@armadaacq.com

By Armada Acquisition Corp. I

/s/ Stephen P. Herbert
Stephen P. Herbert Chief Executive Officer and Chairman

You are not being asked to vote any proposed business combination at this time. If the Extension Amendment Proposal is implemented and you do not elect to redeem your shares of common stock, provided that you are a stockholder on the record date for the stockholder meeting to consider a Business Combination, you will be entitled to vote on such Business Combination when it is submitted to shareholders and will retain the right to redeem your Public Shares for cash in the event such Business Combination is approved and completed or we have not consummated such Business Combination by the applicable Termination Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares of common stock are represented at the Stockholder Meeting. If you are a stockholder of record, you may also cast your vote in person at the Stockholder Meeting. If your shares of common stock are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares of common stock, or you may cast your vote in person at the Stockholder Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Extension Amendment Proposal.

This Supplement is dated February 14, 2024.

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